UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2019
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2019, Comstock Mining Inc. (the “Company”) entered into a Second Purchase Agreement Amendment (the “Amendment”) of the Company’s previously announced Membership Interest Purchase Agreement with Tonogold Resources, Inc. (“Tonogold”).

Pursuant to the Amendment Tonogold agreed to deliver 3,920 shares of Series D Convertible Preferred Stock with a stated value of $1,000 per share on a non-refundable basis, as an additional deposit toward the purchase of the Company’s wholly-owned subsidiary, Comstock Mining LLC, in lieu of the $650,000 cash payments that Tonogold was previously required to pay in May. The deadline for closing the transaction remains June 21, 2019.

The foregoing summary of the terms of the Amendment is not intended to be exhaustive and is qualified in its entirety by the terms of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of the press release announcing the transactions contemplated by the Amendment is attached as Exhibit 99.1 to this Form 8-K.

Item 3.01 Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing or Notice of Delisting.

On May 22, 2019, the Company received a late filing notice from the NYSE American LLC (the “Exchange”) because the Company has not filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “Form 10-Q”) timely.

In accordance with the Exchange’s rules, the Company has contacted the Exchange to discuss the late filing and issued a press release on May 28, 2019 pertaining thereto, which is included as Exhibit 99.2 to this Current Report on Form 8-K. The Company is actively working to complete the Form 10-Q and intends to file the Form 10-Q next week.

The Company’s common stock will continue to be listed on the Exchange while it attempts to regain compliance with the listing standard noted, subject to the Company’s ongoing compliance with other continued listing requirements. The Exchange notification does not affect the Company’s business operations and does not conflict with or cause an event of default under any of the Company’s material agreements.

As a result of the foregoing, the Company has become subject to the procedures and requirements of Section 1007 of the Company Guide. During the six-month period from the date of the late filing (the “Initial Cure Period”), the Exchange will monitor the Company and the status of the Form 10-Q and any subsequent reports until the late filing is cured. If the Company fails to cure the late filing within the Initial Cure Period, the Exchange may, in its sole discretion, allow the Company’s securities to be traded for up to an additional six-month period (the “Additional Cure Period”), depending on the Company’s specific circumstances. If the Exchange determines that an Additional Cure Period is not appropriate, suspension and delisting procedures will commence in accordance with the procedures set forth in Section 1010 of the Company Guide.

Notwithstanding the foregoing, however, the Exchange may in its sole discretion decide (i) not to afford the Company any Initial Cure Period or Additional Cure Period, as the case may be, at all or (ii) at any time during the Initial Cure Period or Additional Cure Period, to truncate the Initial Cure Period or Additional Cure Period, as the case may be. Furthermore, the Exchange may immediately commence suspension and delisting procedures if the Company is subject to delisting pursuant to any other provision of the Company Guide, including if the Exchange believes, in its sole discretion, that continued listing and trading of the Company’s securities on the Exchange is inadvisable or unwarranted in accordance with Sections 1001-1006 of the Company Guide.

In the interim, the Company’s securities will continue to be listed on the Exchange, subject to the Company’s compliance with other continued listing requirements, and the Company’s common stock and preferred stock will continue to trade under the symbol “LODE,” respectively. The Exchange will make a late filer (“.LF”) indicator available on the consolidated tape. Each data vendor that disseminates the quotes and trades of Exchange-listed issuers may append this indicator to the ticker symbols of the Company. Each vendor is free to use an indicator of its own choosing so the letter or symbol used to indicate this status may differ from vendor to vendor. The Exchange also publishes a list of noncompliant issuers and displays the .LF indicator on its website.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	Second Purchase Agreement Amendment
99.1	Press release (Second Amendment)
99.2	Press release (NYSE Notice)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.
Date: May 28, 2019	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman, President and Chief Executive Officer

EXHIBIT INDEX

10.1	Second Purchase Agreement Amendment
99.1	Press release (Second Amendment)
99.2	Press release (NYSE Notice)